Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-172255, No. 333-172249, No. 333-131040, No. 333-130905, No. 333-130881) and Form S-3 (No. 333-162962) of Viacom Inc. of our report dated November 10, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 10, 2011